Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2025 Equity Incentive Plan and 2025 Employee Stock Purchase Plan of Carlsmed, Inc. of our report dated February 25, 2026, with respect to the financial statements of Carlsmed, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission..

/s/ Ernst & Young LLP

San Diego, California
February 25, 2026